Contact:

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

(800) 508-2265

Avidia Bancorp, Inc. Reports Third Quarter 2025 Financial Results

HUDSON, MA; October 23, 2025 – Avidia Bancorp, Inc. (the “Company”) (NYSE: “AVBC”), the holding company of Avidia Bank, today reported third quarter financial results.

Concurrent with the mutual-to-stock conversion of Avidia Bank’s former mutual holding company and as described in the prospectus for the Company’s initial public offering (“IPO”), the Company made a $10 million, one-time donation, of 900 thousand shares of common stock at a total market value of $9.0 million and a $1.0 million cash contribution to the Avidia Bank Charitable Foundation, Inc. This contribution resulted in a net loss of $907 thousand for the third quarter of 2025, or ($0.05) per share, compared to net income of $3.9 million reported for the prior quarter.

“We are pleased with the results for our initial quarter as a publicly traded company” said Robert Cozzone, President and Chief Executive Officer. “Our core metrics are solid, and we are well positioned for the future.”

SELECTED FINANCIAL HIGHLIGHTS

•
Net loss was $907 thousand, or ($0.05) per share, for the third quarter due to the stock and cash contribution to the Avidia Bank Charitable Foundation, Inc.
•
Book value per share and tangible book value per share (non-GAAP) were $18.50 and $17.91, respectively, as of September 30, 2025. See the non-GAAP reconciliation at the end of this document for further information.

BALANCE SHEET:

Total assets were $2.8 billion at September 30, 2025, representing a decrease of $170.9 million, or 5.8%, from June 30, 2025.

•
Total cash and cash equivalents decreased by $196.7 million from the second quarter, primarily due to the elevated cash balance as of June 30, 2025 related to the funds received from the IPO subscription offering.
•
Gross loans increased by $26.7 million from the second quarter to $2.27 billion, primarily from an increase in commercial real estate loans.
o
Loan exposure related to office space at September 30, 2025 was $86 million or 3.8% of gross loans.
•
Deposits decreased by $363.7 million from the second quarter to $2.08 billion, primarily due to the utilization of balances associated with subscription funds related to the conversion during the third quarter.
•
Total shareholders’ equity increased by $180.0 million from the second quarter to $371.4 million. The increase was primarily attributable to the capital raised during the Company’s IPO, which was completed on July 31, 2025.

NET INTEREST INCOME

Net interest income was $23.4 million for the quarter ended September 30, 2025, compared to $20.6 million for the prior quarter, an increase of $2.8 million, or 13.6%. The net interest margin expanded 24 basis points to 3.43% for the quarter from 3.19% in the prior quarter.

•
The yield on interest-earning assets increased by 4 basis points to 4.97%.
•
The cost of interest-bearing liabilities decreased by 11 basis points to 2.06%.
•
The cost of deposits decreased by 3 basis points to 1.33%.

NON-INTEREST INCOME

Noninterest income was $4.5 million for the quarter ended September 30, 2025, compared to $5.2 million for the prior quarter, representing a decrease of $720 thousand, or 13.7%.

•
Payment processing income was $1.9 million, compared to $2.1 million for the prior quarter, representing a decrease of $222 thousand primarily related to the sale of the Direct Merchant Processing Book in the second quarter.
•
Other non-interest income was $999 thousand, compared to $1.6 million in the prior quarter, representing a decrease of $599 thousand, including a decrease of $274 thousand in debit card income and a decrease of $193 thousand in swap income.

NON-INTEREST EXPENSE

Noninterest expense was $28.4 million for the quarter ended September 30, 2025, compared to $19.8 million for the prior quarter, representing an increase of $8.6 million, or 43.5%.

•
Salaries and employee benefits increased $864 thousand from the second quarter to $9.8 million, $637 thousand of which was the full nine-month expense for the Employee Stock Ownership plan that was adopted in connection with the mutual-to-stock conversion.
•
Data processing decreased $743 thousand to $2.3 million. The reduction was primarily due to $460 thousand in one-time credits associated with a billing adjustment.
•
Payment processing expense was down $406 thousand due to reduced costs associated with the Direct Merchant Processing Book, which was sold in the second quarter.
•
Other general and administrative expenses increased $9.3 million, primarily due to the $10.0 million contribution to the Avidia Bank Charitable Foundation, Inc, partially offset by a reduction in other expense line items.

INCOME TAXES

Income tax benefit for the quarter ended September 30, 2025 was $1.0 million, compared to income tax expense of $1.2 million in the prior quarter.

ASSET QUALITY

The allowance for credit losses (“ACL”) was $24.3 million as of September 30, 2025, or 1.07% of total loans, compared to $23.4 million, or 1.04% of total loans at June 30, 2025. The Company recorded provisions for credit losses of $1.5 million during the quarter ended September 30, 2025.

Non-performing loans totaled $17.6 million as of September 30, 2025, an increase of $6.3 million from the prior quarter, primarily from an increase of non-accruing commercial loans. Total non-accrual loans to total loans was 0.77% as of September 30, 2025, compared to 0.50% as of June 30, 2025.

ABOUT AVIDIA BANCORP, INC.

Avidia Bancorp, Inc. is the bank holding company of Avidia Bank. Avidia Bank is a Massachusetts-chartered stock savings bank. With headquarters in Hudson, Massachusetts, it also operates nine full-service banking offices in western Middlesex County and eastern Worcester County, in Massachusetts.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information. The Company adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

FOWARD-LOOKING STATEMENTS
Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "outlook," "will," "should," and other similar expressions which do not relate to historical matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance. You should not place undue reliance on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Our actual results could differ materially from those presented in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions nationwide and in our local markets, including changes which adversely affect borrowers' ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation; conditions in the capital and debt markets; reductions in net interest income resulting from interest rate volatility and changes in the balances and mix of our loans and deposits; changes in market interest rates and real estate values; decreases in the value of securities and other assets or in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents; fraud; natural disasters; the risk that we may be unsuccessful in implementing our business strategy; and the other risks and uncertainties disclosed in Avidia Bancorp, Inc.’s definitive prospectus dated May 13, 2025, as filed the U.S. Securities and Exchange Commission. Forward looking statements speak only as of the date of this release, and we do not undertake any obligation to update or revise any of them to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events, except as may be required by applicable law or regulation.

Avidia Bancorp, Inc.
Selected Financial Highlights (Unaudited)

	At or for the Quarters Ended
(In thousands, except per share data)	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024
Earnings Data:
Net interest income	$23,432	$20,618	$18,283
Total non-interest income	4,526	5,246	4,516
Total non-interest expense	28,369	19,763	17,898
Provision for credit losses	1,540	1,071	2,155
(Loss) income before income tax expense	(1,951)	5,030	2,746
Net (loss) income	(907)	3,872	2,079
Per-Share Data:
(Loss) earnings per share, basic	$(0.05)	N/A	N/A
(Loss) earnings per share, diluted	(0.05)	N/A	N/A
Book value per share	18.50	N/A	N/A
Tangible book value per share (non-GAAP)	17.91	N/A	N/A
Performance Ratios:
Return on average assets (annualized)	-0.13%	0.57%	0.31%
Return on average equity (annualized)	-1.14	8.20	4.18
Net interest margin(1)	3.43	3.19	2.84
Cost of deposits	1.33	1.36	1.72
Yield on loans	5.21	5.20	5.14
Interest rate spread (2)	2.91	2.76	2.31
Noninterest income as a percentage of average assets	0.64	0.77	0.68
Noninterest expense as a percentage of average assets	4.02	2.91	2.69
Efficiency ratio(3)	101.47	76.41	78.50
Average interest-earning assets as a percentage of average interest-bearing liabilities	134.52	124.77	126.75
Balance Sheet, (end of period):
Total assets	$2,787,010	$2,957,908	$2,673,705
Total earning assets	2,669,662	2,827,019	2,548,053
Total loans	2,274,747	2,248,021	2,180,676
Total deposits	2,075,868	2,439,608	2,046,192
Total shareholders' equity	371,400	191,426	195,032
Asset Quality:
Allowance for credit losses	$24,284	$23,425	$21,585
Allowance for credit losses as a percentage of total loans	1.07%	1.04%	0.99%
Allowance for credit losses as a percentage of non-performing loans	137.79	207.37	497.33
Allowance for credit losses as a percentage of non-accrual loans	137.79	207.37	497.33
Non-accrual loans as a percentage of total loans	0.77	0.50	0.20
Net (charge-offs) recoveries as a percentage of total loans	(0.11)	0.01	(0.20)
Total non-accruing assets as a percentage of total assets	0.63	0.38	0.16
Total non-performing assets as a percentage of total assets	0.63	0.38	0.16
Capital Ratios:
Total shareholders' equity as a percentage of total assets	13.33%	6.47%	7.29%
Tangible shareholders' equity as a percentage of tangible assets (non-GAAP)	12.95	6.09	6.88
Total capital as a percentage of risk-weighted assets (4)	19.89	11.57	N/A
Tier 1 capital as a percentage of risk-weighted assets (4)	17.42	9.14	N/A
Common equity tier 1 capital as a percentage of risk-weighted assets (4)	17.42	9.14	N/A
Tier 1 capital as a percentage of average assets (4)	13.11	7.24	N/A

(1)
Represents net interest income as a percentage of average interest-earning assets.
(2)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)
Represents noninterest expenses divided by the sum of net interest income and noninterest income.
(4)
Presented as projected for September 30, 2025 and actual for the remaining dates.

Avidia Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	As of			Sept. 30, 2025 Change From
(In thousands)	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	June 30, 2025		Sept. 30, 2024
Assets

Cash and due from banks	$15,484	$24,667	$21,272	$(9,183)	(37.2)%	$(5,788)	(27.2)%
Short-term investments	96,384	283,919	36,859	(187,535)	(66.1)	59,525	161.5
Total cash and cash equivalents	111,868	308,586	58,131	(196,718)	(63.7)	53,737	92.4

Securities available for sale, at fair value	269,308	266,249	283,945	3,059	1.1	(14,637)	(5.2)
Equity securities, at fair value	-	-	11,886	-	-	(11,886)	(100.0)
Securities held to maturity, at amortized cost	15,747	16,747	16,746	(1,000)	(6.0)	(999)	(6)
Total securities	285,055	282,996	312,577	2,059	0.7	(27,522)	(9)

Federal Home Loan Bank stock, at cost	11,731	12,083	16,755	(352)	(2.9)	(5,024)	(30.0)

Loans held for sale	1,745	-	1,186	1,745	-	559	47.1

Total loans	2,274,747	2,248,021	2,180,676	26,726	1.2	94,071	4.3
Less: Allowance for credit losses	(24,284)	(23,425)	(21,585)	(859)	3.7	(2,699)	12.5
Net loans	2,250,463	2,224,596	2,159,091	25,867	1.2	91,372	4.2

Premises and equipment, net	29,270	29,098	28,270	172	0.6	1,000	3.5
Bank-owned life insurance	36,375	36,093	35,269	282	0.8	1,106	3.1
Accrued interest receivable	8,141	8,922	8,838	(781)	(8.8)	(697)	(7.9)
Net deferred tax asset	10,832	11,323	12,491	(491)	(4.3)	(1,659)	(13.3)
Goodwill	11,936	11,936	11,936	-	-	-	-
Mortgage servicing rights	3,149	3,253	3,242	(104)	(3.2)	(93)	(2.9)
Other assets	26,445	29,022	25,919	(2,577)	(8.9)	526	2.0
Total assets	$2,787,010	$2,957,908	$2,673,705	$(170,898)	(5.8)%	$113,305	4.2%

Liabilities
Deposits	$2,075,868	$2,439,608	$2,046,192	$(363,740)	(14.9)%	$29,676	1.5%
Federal Home Loan Bank advances	260,000	260,000	365,000	-	0.0	(105,000)	(28.8)
Subordinated debt	27,778	27,738	27,642	40	0.1	136	0.5
Mortgagors' escrow accounts	3,710	3,498	3,464	212	6.1	246	7.1
Accrued expenses and other liabilities	48,254	35,638	36,375	12,616	35.4	11,879	32.7
Total liabilities	$2,415,610	$2,766,482	2,478,673	$(350,872)	(12.7)%	$(63,063)	(2.5)%

Shareholders' equity:
Common Stock	$201	$-	$-	$201	-%	$201	-%
Additional paid-in capital	194,994	-	-	194,994	-	194,994	-
Unallocated ESOP common stock	(16,061)	-	-	(16,061)	-	(16,061)	-
Retained earnings	206,648	207,555	211,761	(907)	(0.4)	(5,113)	(2.4)
Accumulated other comprehensive loss	(14,382)	(16,129)	(16,729)	1,747	(10.8)	2,347	(14.0)
Total shareholders' equity	$371,400	$191,426	195,032	$179,974	94.0	$176,368	90.4%

Total liabilities and shareholders' equity	$2,787,010	$2,957,908	$2,673,705	$(170,898)	(5.8)%	$113,305	4.2%

Avidia Bancorp, Inc.
Consolidated Statements of Operations QTD (Unaudited)
				Three Months Ended Sept. 30, 2025 Change
	Three Months Ended			From Three Months Ended
(In thousands, except per share data)	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	June 30, 2025		Sept. 30, 2024
Interest and dividend income:
Loans, including fees	$29,727	$28,883	$28,439	$844	2.9%	$1,288	4.5%
Securities	2,567	2,555	2,672	12	0.5	(105)	(3.9)
Other	1,588	421	415	1,167	277.2	1,173	282.7
Total interest and dividend income	33,882	31,859	31,526	2,023	6.3	2,356	7.5
Interest expense:
Deposits	7,268	7,242	8,732	26	0.4	(1,464)	(16.8)
Federal Home Loan Bank advances	2,827	3,647	4,196	(820)	(22.5)	(1,369)	(32.6)
Subordinated debt	355	352	315	3	0.9	40	12.7
Total interest expense	10,450	11,241	13,243	(791)	(7.0)	(2,793)	(21.1)
Net interest income:	23,432	20,618	18,283	2,814	13.6	5,149	28.2
Provision expense for credit losses - loans	1,480	1,523	1,785	(43)	(2.8)	(262)	(14.7)
Provision expense (reversal) for credit losses - off-balance sheet credit exposures	60	(452)	370	512	(113.3)	(822)	(222.2)
Net interest income, after provision expense for credit losses	21,892	19,547	16,128	2,345	12.0	5,764	35.7
Non-interest income:
Customer service fees	912	884	1,095	28	3.2	(183)	(16.7)
Net (loss) on sale of securities available for sale	-	(78)	(992)	78	(100.0)	992	(100.0)
Net recognized gain on equity securities	-	-	896	-	-	(896)	(100.0)
Payment processing income	1,857	2,079	1,929	(222)	(10.7)	(72)	(3.7)
Income on bank-owned life insurance	279	289	263	(10)	(3.5)	16	6.1
Mortgage banking income	121	162	121	(41)	(25.3)	-	0.0
Investment commissions	358	312	376	46	14.7	(18)	(4.8)
Other	999	1,598	828	(599)	(37.5)	171	20.7
Total non-interest income	4,526	5,246	4,516	(720)	(13.7)	10	0.2
Non-interest expense:
Salaries and employee benefits	9,773	8,909	8,192	864	9.7	1,581	19.3
Occupancy and equipment	1,933	2,042	1,910	(109)	(5.3)	23	1.2
Data processing	2,251	2,994	2,866	(743)	(24.8)	(615)	(21.5)
Professional fees	790	1,088	566	(298)	(27.4)	224	39.6
Payment processing	526	932	1,053	(406)	(43.6)	(527)	(50.0)
Deposit insurance	651	780	638	(129)	(16.5)	13	2.0
Advertising	423	310	343	113	36.5	80	23.3
Telecommunications	81	96	85	(15)	(15.6)	(4)	(4.7)
Problem loan and foreclosed real estate, net	179	194	105	(15)	(7.7)	74	70.5
Other general and administrative	11,762	2,418	2,140	9,344	386.4	9,622	449.6
Total non-interest expense	28,369	19,763	17,898	8,606	43.5	10,471	58.5
(Loss) income before income tax expense	(1,951)	5,030	2,746	(6,981)	(138.8)	(4,697)	(171.0)
Income tax (benefit) expense	(1,044)	1,158	667	(2,202)	(190.2)	(1,711)	(256.5)
Net (loss) income	$(907)	$3,872	$2,079	$(4,779)	(123.4)%	$(2,986)	(143.6)%
Share data:
Weighted average common shares outstanding, basic	18,520	N/A	N/A	N/A	N/A	N/A	N/A
Weighted average common shares outstanding diluted	18,520	N/A	N/A	N/A	N/A	N/A	N/A
(Loss) per share, basic	$(0.05)	N/A	N/A	N/A	N/A	N/A	N/A
(Loss) per share, diluted	$(0.05)	N/A	N/A	N/A	N/A	N/A	N/A

Avidia Bancorp, Inc.
Consolidated Statements of Operations YTD (Unaudited)

	Nine Months Ended		Nine Months Ended Sept. 30, 2025 Change
(In thousands, except per share data)	Sept. 30, 2025	Sept. 30, 2024	From Nine Months Ended Sept. 30, 2024
Interest and dividend income:
Loans, including fees	$86,791	$83,189	$3,602	4.3%
Securities	7,774	7,625	149	2.0
Other	2,224	1,453	771	53.1
Total interest and dividend income	96,789	92,267	4,522	4.9

Interest expense:
Deposits	22,241	24,604	(2,363)	(9.6)
Federal Home Loan Bank advances	10,267	12,540	(2,273)	(18.1)
Subordinated debt	1,021	945	76	8.0
Total interest expense	33,529	38,089	(4,560)	(12.0)

Net interest income:	63,260	54,178	9,082	16.8
Provision expense for credit losses - loans	20,308	1,965	18,343	933.5
Provision (reversal) expense for credit losses - off-balance sheet credit exposures	(82)	500	(582)	(116.4)
Net interest income, after provision expense for credit losses	43,034	51,713	(8,679)	(16.8)

Non-interest income:
Customer service fees	2,697	2,715	(18)	(0.7)
Net (loss) on sale of securities available for sale	(619)	(2,359)	1,740	(73.8)
Net recognized gain on equity securities	-	2,534	(2,534)	(100.0)
Payment processing income	6,129	5,589	540	9.7
Income on bank-owned life insurance	847	670	177	26.4
Mortgage banking income	299	979	(680)	(69.5)
Investment commissions	1,020	1,036	(16)	-
Other	3,129	2,696	433	16.1
Total non-interest income	13,502	13,860	(358)	(2.6)

Non-interest expense:
Salaries and employee benefits	30,247	25,500	4,747	18.6
Occupancy and equipment	5,994	6,378	(384)	(6.0)
Data processing	8,623	7,289	1,334	18.3
Professional fees	2,539	1,820	719	39.5
Payment processing	2,500	3,065	(565)	(18.4)
Deposit insurance	2,064	2,034	30	1.5
Advertising	998	1,122	(124)	(11.1)
Telecommunications	270	290	(20)	(6.9)
Problem loan and foreclosed real estate, net	485	289	196	67.8
Other general and administrative	16,245	7,171	9,074	126.5
Total non-interest expense	69,965	54,958	15,007	27.3

(Loss) income before income tax expense	(13,429)	10,615	(24,044)	(226.5)
Income tax (benefit) expense	(4,808)	2,640	(7,448)	(282.1)
Net (loss) income	$(8,621)	$7,975	$(16,596)	(208.1)%

Share data:
Weighted average common shares outstanding, basic	18,520	N/A	N/A	N/A
Weighted average common shares outstanding diluted	18,520	N/A	N/A	N/A
(Loss) per share, basic	$(0.47)	N/A	N/A	N/A
(Loss) per share, diluted	$(0.47)	N/A	N/A	N/A

Avidia Bancorp, Inc.
Average Balances and Average Yields And Costs (Unaudited)
	For the Quarters Ended
	Sept. 30, 2025			June 30, 2025			Sept. 30, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/ Rate	Average Outstanding Balance	Interest	Average Yield/ Rate	Average Outstanding Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Short-term investments	$150,428	$1,588	4.19%	$67,357	$421	2.51%	$42,118	$415	3.92%
Securities	292,031	2,567	3.49	296,321	2,555	3.46	306,177	2,672	3.47
Loans	2,264,095	29,727	5.21	2,229,893	28,883	5.20	2,202,174	28,439	5.14
Total interest-earning assets	2,706,554	33,882	4.97	2,593,571	31,859	4.93	2,550,469	31,526	4.92
Noninterest-earning assets	116,574			122,176			111,525
Total assets	$2,823,128			$2,715,747			$2,661,994
Interest-bearing liabilities:
NOW accounts	$704,708	$833	0.47%	$697,452	$700	0.40%	$595,184	$815	0.54%
Money market accounts	274,203	918	1.33	270,969	848	1.26	284,767	1,056	1.47
Regular and other savings accounts	411,941	2,407	2.32	401,215	2,278	2.28	355,220	2,387	2.67
Certificates of deposit	334,638	3,110	3.69	347,419	3,416	3.94	390,588	4,474	4.56
Total interest-bearing deposits	1,725,490	7,268	1.67	1,717,055	7,242	1.69	1,625,759	8,732	2.14
FHLB advances and other borrowings (1)	258,782	2,827	4.33	333,834	3,647	4.38	367,161	4,196	4.55
Subordinated debt	27,753	355	5.07	27,782	352	5.08	27,617	315	4.54
Total interest-bearing liabilities	2,012,025	10,450	2.06	2,078,671	11,241	2.17	2,020,537	13,243	2.61
Noninterest-bearing demand deposits	458,900			415,035			404,466
Other noninterest-bearing liabilities	34,777			33,242			38,281
Total liabilities	2,505,702			2,526,948			2,463,284
Total shareholders' equity	317,426			188,799			198,710
Total liabilities and shareholders' equity	$2,823,128			$2,715,747			$2,661,994

Net interest income		$23,432			$20,618			$18,283
Net interest rate spread(2)			2.91%			2.76%			2.31%
Net interest-earning assets (3)	$694,529			$514,900			$529,932
Net interest margin (4)			3.43%			3.19%			2.84%
Cost of deposits			1.33			1.36			1.72
Average interest-earning assets to interest-bearing liabilities			134.52%			124.77%			126.75%

(1)
Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

Avidia Bancorp, Inc.
Asset Quality Data (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands)	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024
Non-Performing Assets
Non-accrual loans:
Residential	$387	$255	$869
Construction	8,930	8,930	-
Commercial	8,307	2,111	3,471
Total non-accrual loans	$17,624	$11,296	$4,340
Other real estate owned	-	-	-
Total non-performing assets	$17,624	$11,296	$4,340

Total non-accrual loans to total loans	0.77%	0.50%	0.20%
Total non-performing assets to total loans	0.77	0.50	0.20

Allowance for Credit Losses
Allowance for credit losses, beginning of period	$23,425	$21,849	$20,875
Charged-off loans	(844)	(18)	(1,181)
Recoveries on charged-off loans	223	71	106
Net loans charged-off	(621)	53	(1,075)
Provision expense for credit losses	1,480	1,523	1,785
Allowance for credit losses, end of period	$24,284	$23,425	$21,585

Allowance for credit losses to total loans	1.07%	1.04%	0.99%
Allowance for credit losses to non-accrual loans	137.79	207.37	497.33
Allowance for credit losses to non-performing loans	137.79	207.37	497.33

Net loans (charge-offs) recoveries
Residential	$2	$1	$32
Commercial real estate	135	25	25
Commercial	(766)	20	(1,161)
Consumer	8	7	29
Total net loan (charge-offs) recoveries	$(621)	$53	$(1,075)

Net loan (charge-offs) recoveries to average loans (annualized)	(0.11)%	0.01%	(0.20)%

Avidia Bancorp, Inc.
Non-GAAP Reconciliation (Unaudited)

	As of
(In thousands, except per share data)	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$371,400	$191,426	$195,032
Less: Goodwill	11,936	11,936	11,936
Tangible shareholders' equity (non-GAAP)	$359,464	$179,490	$183,096

Tangible assets:
Total assets (GAAP)	$2,787,010	$2,957,908	$2,673,705
Less: Goodwill	11,936	11,936	11,936
Tangible assets (non-GAAP)	$2,775,074	$2,945,972	$2,661,769

Shareholders' equity to assets (GAAP)	13.33%	6.47%	7.29%
Tangible shareholders' equity to tangible assets (non-GAAP)	12.95%	6.09%	6.88%

Common shares outstanding, including unallocated ESOP shares	20,076	N/A	N/A

Book value per common share (GAAP)	$18.50	N/A	N/A
Tangible book value per common share (non-GAAP)	$17.91	N/A	N/A